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                                     EXHIBIT 21.1

                                 EGGHEAD SUBSIDIARIES


PARENT COMPANY:  EGGHEAD, INC.

SUBSIDIARIES, WHOLLY OWNED BY EGGHEAD, INC.:

  D J & J SOFTWARE CORPORATION (WA)

  ELEKOM CORPORATION (WA)

       EH DIRECT, INC. (WA)

          MPI CORPORATION (WA) (WHOLLY OWNED SUBSIDIARY OF EH DIRECT, INC.)

       Inactive corporation

  EGGHEAD INTERNATIONAL, INC. (WA)

    Inactive corporation

    EGGHEAD EUROPE, INC. (WA) (WHOLLY OWNED SUBSIDIARY OF EH INTERNATIONAL,
      INC.)

      Inactive corporation

  NORTH FACE SUB, INC.
   Currently inactive corporation